SECOND AMENDMENT TO CREDIT MODIFICATION AGREEMENT

IT IS, ON THIS 2nd DAY OF FEBRUARY, 2012, HEREBY AGREED by and among Facility Arranger, Facility Agent, Lender, STATE BANK OF INDIA, NEW YORK BRANCH (“SBI”), 460 Park Avenue, New York, NY 10022, JUBILANT CADISTA PHARMACEUTICALS INC.(“Borrower”), a Delaware corporation formerly known as Cadista Pharmaceuticals Inc., and Jubilant Pharmaceuticals Inc., 207 Kiley Drive, Salisbury, MD 21801, and CADISTA HOLDINGS INC (“Cadista”), a Delaware corporation located at 207 Kiley Drive, Salisbury, MD 21801, as Guarantor.

WHEREAS Borrower, SBI, Bank of Baroda (“BOB”), a Participating Lender, Cadista,, et al, entered into certain written documentation on or about September 22, 2006, evidencing the grant of various credit facilities to Borrower by SBI and BOB, and

WHEREAS said documentation was amended to the extent set forth in a written Amendment of September 25,2007, and

WHEREAS the said parties agreed to a continuation and enhancement of certain credit facilities pursuant to written documentation, including, among others, a Credit Modification Agreement dated February 24, 2010, and

WHEREAS all facilities owed by Borrower to Bank of Baroda have been fully repaid, and

WHEREAS the parties entered into an Amendment to the Credit Modification Agreement dated October 28, 2011, with respect to Borrower’s change of name, changes in pledge of shares, etc. and

WHEREAS Borrower has requested SBI to cede a pari passu charge of Borrower’s current assets to a new proposed working capital lender, which SBI has agreed to, subject to the below requirements, and

WHEREAS SBI has been presented with an Inter Creditor Agreement from the proposed new lender, ICICI Bank Limited, New York Branch (“ICICI”), and

WHEREAS Borrower has requested that SBI’s facilities be continued, and requested certain other changes, which SBI has agreed to, as set forth hereinbelow, and

WHEREAS Borrower expressly warrants and represents to SBI that it is not in default of any term, condition, covenant, etc., in the said Credit Modification Agreement as amended, and/or any other document evidencing the grant of credit facilities as modified, enhanced, and extended.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is expressly acknowledged, the parties hereby agree as follows:

1.          SBI consents to ceding a pari passu charge to ICICI, subject to a finalized, signed Inter Creditor Agreement, acceptable to SBI in all respects, copy of which will be attached hereto and made a part hereof.

2.          Clause 8 (a) of the said Credit Modification Agreement will be amended only to reflect the ceding of a pari passu charge on current assets to ICICI, pursuant to the said Inter Creditor Agreement. Clause 11 of the Credit Modification Agreement, that is, SBI’s remedies in the event of a default by Borrower, may also be amended, if necessary, only to reflect the agreed terms of the Inter Creditor Agreement. The Security Agreement shall, likewise be amended accordingly, if necessary, solely to reflect the agreed terms of the Inter Creditor Agreement.

3.          All other security granted to SBI, including, inter alia, pledge of 62,560,815 shares with par value of 0.001 per share of Cadista, held by intermediary holding company, Generic Pharmaceuticals Holding Inc., the unconditional continuing guaranty of payment of Cadista, the Letter of Comfort, insurance, etc. shall remain wholly unaffected by the said Inter Creditor Agreement, and in full force and effect.

4.          SBI hereby also consents to Borrower’s request to be permitted to grant a short term loan of USD Ten Million Dollars ($10,000,000.00) to Borrower’s affiliated company, HSL Holdings Inc., for a period of one year, subject to the condition that the loan shall be recalled in case Borrower’s business book does not grow as per their projections for 2011-2012.

5.          The Letter of Comfort from State Bank of India, CAG Branch, New Delhi, India for USD 3,500,000.00, shall continue. Borrower shall take all steps to insure that the existing Letter of Comfort from said SBI, CAG Branch is extended well in time, before the expiry date of the Letter of Comfort, that being March 31, 2012.

6.          Processing fees shall be 1.00% per annum. Commitment fee shall be 75 bps if utilization is less than 50%.

7.          Sub-limits for issuance of letter of credit shall be USD One Million Dollars ($1,000,000.00) within the overall working capital facility.

8.          Margin on letters of credit to be 25%. The letter of credit facility shall be unilaterally cancellable.

9.          The total indebtedness under the Working Capital Loan (Demand Loan) facility shall be $6,500,000.00, including the said $1,000,000 sub-limit for letters of credit, with interest.

10.         The renewal herein of the said working capital limits, shall be for a period up to and including November, 18, 2012. Any renewal, continuation and/or extension thereafter, shall be at the sole discretion of SBI, and subject to terms and conditions acceptable to SBI in their entirety. Nothing contained herein shall be construed as entitling Borrower to any continuation, extension, renewal, etc., after that date. At the time of expiration, the entire remaining principal indebtedness, with all accrued interest, shall be immediately due and payable.

11.         Financial covenants shall include:

Maximum Leveraged Ratio (Secured Debt to EBIDTA, not to exceed 3:1;

Minimum interest coverage ratio not to be lower than 2.0:1;

Default interest of an additional 2% above the contracted rate, will be applied for noncompliance;

Commitment charges on working capital: 75 bps if utilization is less than 50%;

Sales proceeds shall be routed through the account to reflect the changes in the actual utilization of the limits during the year;

Borrower shall arrange to obtain its rating by a reputed external credit rating agency, such as S&P, Moody’s, Fitch, latest, by September 30, 2012, failing which Borrower will be required to pay additional interest if 0.50% on the total commitment until it obtains the rating.

12.         Drawn cost: 6M LIBOR plus 275 BPS.

13.         Working Capital loan margins:

RM: Domestic/imported	25%

SIP	25%

FG	25%

Receivables (cover 90 days)	25%

14.         Insurance- all assets charged to SBI to be comprehensively insured, with SBI named as Loss Payee, copies of policies, renewals, etc to be provided to SBI.

15.         Inspections at quarterly intervals, at Borrower’s cost.

16.         All representations and warranties previously given by Borrower in all documents evidencing the facilities, shall continue and remain in full force and effect, subject to any material qualification where appropriate.

17.         Guarantor expressly acknowledges and consents to every term and condition herein, consents to the said Inter Creditor Agreement, and further acknowledges and agrees that there is no change whatsoever, to any term and provision in its unconditional guaranty of payment, which remains in full force and effect.

18.         Borrower, Cadista, and each of them, shall provide their respective corporate secretary’s certificates, in a form acceptable to SBI, as proof of their own authority and capacity to enter into this transaction, and to execute, acknowledge, and deliver the documents in connection therewith.

19.         All other terms, conditions, covenants, representations, warranties, etc. in the said Credit Modification Agreement, Amendment, and each and every other credit document executed, acknowledged and delivered in connection with the grant, continuation, modification, extension, enhancement, etc. of the said credit facilities to the Borrower shall REMAIN IN FULL FORCE AND EFFECT.

20.         This Second Amendment constitutes the full, final and entire agreement of the parties hereto, with respect to the subject matter hereof. There are no oral promises, oral representations, course of conduct, custom, or anything of the like, that has any effect herein. Any further modifications, amendments, etc., can only be accomplished by a writing signed by all the parties hereto. This Second Amendment shall be fully binding on the parties hereto, and their respective heirs, successors and assigns.

21.         This Second Amendment shall be governed, construed, and enforced under the laws of the State of New York, in the State and federal Courts of New York. Any alleged defense of lack of personal jurisdiction, improper venue, inconvenient forum, etc. are expressly waived. BEING FULLY APPRISED OF THE CONSEQUENCES, THE PARTIES HERETO, AND EACH OF THEM, EXPRESSLY WAIVED TO THE FULLEST EXTENT OF THE LAW, THE RIGHT TO TRIAL BY JURY OF ANY AND ALL DISPUTES THAT MAY ARISE HEREIN.

22.         This Second Amendment may be signed in counterparts, each being considered one and the same original. Faxed or scanned signatures are acceptable as originals for purposes of the Second Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Credit Modification Agreement as of the date first indicated.

STATE BANK OF INDIA, NEW YORK BRANCH

Facility Arranger/Facility Agent/Lender

By;	/s/ Lakshmi Srinivas

Name: Lakshmi Srinivas

Title:   Vice President (Credit)

JUBILANT CADISTA PHARMACEUTICALS INC.

Borrower

By:	/s/ Kamal Mandan

Name: Kamal Mandan

Title:   Secretary and Treasurer

CADISTA HOLDINGS INC.

Guarantor

By;	/s/ Kamal Mandan

Name: Kamal Mandan

Title:   Chief Financial Officer

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	ss

On the 2nd day of February, 2012, before me personally came LAKSHMI SRINIVAS, personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/
Notary Public

STATE OF MARYLAND	)
COUNTY OF WICOMICO	)	ss

On the 2nd day of February, 2012, before me personally came KAMAL MANDAN, personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/
Notary Public

STATE OF MARYLAND	)
COUNTY OF WICOMICO	)	ss

On the 2nd day of February, 2012, before me personally appeared KAMAL MANDAN, personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/
Notary Public